As filed with the U.S. Securities and Exchange Commission March 20, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DAMON INC.
(Exact name of registrant as specified in its charter)

British Columbia	3751	Not Applicable
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

704 Alexander Street,

Vancouver, British Columbia V6A 1E3

(408) 702-2167

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Dominique Kwong Interim Chief Executive Officer Damon Inc. 704 Alexander Street, Vancouver, British Columbia V6A 1E3 (408) 702-2167	Copy to: Kevin Friedmann, Esq. Norton Rose Fulbright US LLP 1045 W. Fulton Market, Suite 1200 Chicago, IL 60607 (312) 964-7763	Copy to: Faith L. Charles Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, NY 10017 (212) 908-3905

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333-285872

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional (i) units (the “Units”), each Unit consisting of (i) one common share and (ii) one Series A Warrant to purchase one common share for cash or otherwise acquire such greater number of common shares as determined in accordance with the provisions of the Series A Warrant upon an alternate cashless exercise option (the “Series A Warrants”), of Damon Inc., a British Columbia corporation (the “Company”), as well as common shares and Series A warrants included in the Units or covered in the underwriter’s over-allotment option and common shares issuable upon the exercise of the Series A Warrants, and (ii) underwriter’s Series A Warrants and common shares issuable upon the exercise of the underwriter’s Series A Warrants, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-285872), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 18, 2025 (the “Prior Registration Statement”), and which was declared effective on March 20, 2025, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1*	Opinion of McMillan LLP

5.2*	Opinion of Norton Rose Fulbright US LLP

23.1*	Consent of Marcum LLP for Damon Inc. (formerly Grafiti Holding Inc.)

23.2*	Consent of Marcum LLP for Damon Motors Inc.

23.3*	Consent of BDO Canada LLP for Damon Motors Inc.

23.4*	Consent of McMillan LLP (included in Exhibit 5.1)

23.5*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.2)

24.1+	Power of Attorney

107*	Filing Fee Table

*	Filed herewith.

+	Previously filed on the signature page to the Prior Registration Statement and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on March 20, 2025.

DAMON INC.

/s/ Dominique Kwong
Dominique Kwong
Interim Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominique Kwong	Interim Chief Executive Officer and Director	March 20, 2025
Dominique Kwong	(Principal Executive Officer)

/s/ Baljinder Bhullar	Chief Financial Officer and Director	March 20, 2025
Baljinder Bhullar	(Principal Financial Officer and Principal Accounting Officer)

*	Director	March 20, 2025
Karan Sodhi

*	Director	March 20, 2025
Shashi Tripathi

*	Director	March 20, 2025
Melanie Figueroa

* By:	/s/ Dominique Kwong
Dominique Kwong
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Damon Inc. has signed this registration statement or amendment thereto on March 20, 2025.

DAMON MOTORS INC.

By:	/s/ Dominique Kwong
Name:	Dominique Kwong
Title:	Authorized Representative

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